UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2015

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2015, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiary, PennyMac Corp. (“PMC”), entered into the following three financing arrangements with Barclays Bank PLC (“Barclays”): (a) a master repurchase agreement, by and among Barclays, as purchaser and agent, PMC, as seller, PennyMac Loan Services, LLC, as servicer (“PLS”), and the Company, as guarantor (the “Repurchase Agreement”); (b) a mortgage loan participation purchase and sale agreement, by and among PMC, as seller, PLS, as servicer, and Barclays, as purchaser and agent (the “Participation Agreement”); and (c) a loan and security agreement, by and among PMC, as borrower, the Company, as guarantor, and Barclays, as lender (the “Loan Agreement”).

Repurchase Agreement

Pursuant to the terms of the Repurchase Agreement, PMC may sell, and later repurchase, newly originated mortgage loans in an aggregate principal amount of up to $400 million, $200 million of which is committed. The committed amount is reduced by the sum of (a) the aggregate purchase price of all outstanding transactions under the Participation Agreement and related to the committed amount thereunder, and (b) the aggregate outstanding loan amount under the Loan Agreement. The uncommitted amount is reduced by the aggregate purchase price of all outstanding transactions under the Participation Agreement and related to the uncommitted amount thereunder. The Repurchase Agreement will be used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization. The scheduled maturity date of the Repurchase Agreement is September 13, 2016, and the obligations of PMC are fully guaranteed by the Company. The mortgage loans are serviced by PLS.

The principal amount paid by Barclays for each eligible mortgage loan is based upon the lesser of the unpaid principal balance or a percentage of the market value of such mortgage loan as determined by Barclays. Upon PMC’s repurchase of a mortgage loan, it is required to repay Barclays the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase. PMC is also required to pay Barclays a structuring fee for the Repurchase Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’ management and ongoing administration of the Repurchase Agreement.

The Repurchase Agreement contains margin call provisions that provide Barclays with certain rights in the event of a decline in the market value of the purchased mortgage loans. Under these provisions, Barclays may require PMC to transfer cash or additional eligible mortgage loans with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Repurchase Agreement requires PMC to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth of $150 million, as of the last day of each calendar month, (ii) a minimum of $10 million in unrestricted cash and cash equivalents, and (iii) a maximum ratio of total liabilities to adjusted tangible net worth of 10:1.

The Repurchase Agreement also requires the Company to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth of $860,000,000, as of the last day of each calendar month, (ii) a minimum of $40 million in unrestricted cash and cash equivalents among the Company and/or its subsidiaries, (iii) a maximum ratio of total liabilities to adjusted tangible net worth of 5:1, and (iv) profitability for at least one (1) of the prior two fiscal quarters.

In addition, the Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, servicer termination events and defaults, material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Agreement and the liquidation by Barclays of the mortgage loans then subject to the Repurchase Agreement.

The foregoing description of the Repurchase Agreement and the related guaranty by the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the master repurchase agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Participation Agreement

Pursuant to the terms of the Participation Agreement, PMC may sell to Barclays participation certificates, each of which represents an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae or Freddie Mac and are pending securitization, in an aggregate principal amount of up to $400 million, $200 million of which is committed. The committed amount is reduced by the sum of (a) the aggregate purchase price of all outstanding transactions under the Repurchase Agreement and related to the committed amount thereunder, and (b) the aggregate outstanding loan amount under the Loan Agreement. The uncommitted amount is reduced by the aggregate purchase price of all outstanding transactions under the Repurchase Agreement and related to the uncommitted amount thereunder. In connection with its sale of any participation certificate, PMC will also assign to an affiliate of Barclays a takeout commitment, which evidences PMC’s right to sell to a third party investor the security backed by the mortgage loans underlying the related participation certificate. The scheduled maturity date of the Participation Agreement is September 13, 2016, and the obligations of PMC are fully guaranteed by the Company. The mortgage loans are serviced by PLS.

The purchase price paid by Barclays for each participation certificate is based on the trade price (expressed as a percentage) multiplied by the initial principal amount of the security as specified in the related takeout commitment. At the time of its purchase of a participation certificate, Barclays retains a discount amount that is based on a percentage of the purchase price and is not required to be paid to PMC until the issuance of the security. The discount, together with a specified amount of positive or negative accrued interest to the settlement date of the security, comprise a completion fee, which is payable by Barclays to PMC in two installments, the discount on the security issuance date and the accrued interest on the security settlement date. PMC is also required to pay Barclays a fee for the structuring of the Participation Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’s management and ongoing administration of the Participation Agreement.

The Participation Agreement requires PMC and the Company to make certain representations and warranties and to maintain various financial and other covenants that are customary for this type of transaction, including financial covenants by PMC that are identical to the financial covenants required to be maintained by PMC under the Repurchase Agreement.

In addition, the Participation Agreement contains servicing termination events (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, material adverse changes, bankruptcy or insolvency proceedings and other servicer termination events customary for this type of transaction.  The remedies for such events of default are also customary for this type of transaction and include indemnity by PMC, as well as the ability of Barclays to possess the related mortgage loans, terminate PLS’s servicing rights under the Participation Agreement and retain any unpaid completion fees or other amounts otherwise due PMC.

The foregoing description of the Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Participation Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2.

Loan Agreement

Pursuant to the terms of the Loan Agreement, PMC may finance certain of its mortgage servicing rights relating to mortgage loans pooled into Fannie Mae securities (the “MSRs”) in an aggregate loan amount not to exceed $200 million (the “Loan Agreement”). The scheduled maturity date of the Loan Agreement is September 13, 2016, subject to a wind down period of up to one year following such maturity date and during which PMC shall pay on a monthly basis until reduced to zero at least one-twelfth (1/12) of the outstanding loan amount as of the maturity date. The obligations of PMC are fully guaranteed by the Company, and the mortgage loans relating to the MSRs are subserviced by PLS.

The principal amount of the borrowings under the Loan Agreement is based upon a percentage of the fair value ascribed by Barclays to the MSRs pledged by PMC (the “collateral value”), subject to the maximum loan amount described above. Under the Loan Agreement, PMC granted to Barclays a security interest in all of its right, title and interest in, to and under the MSRs pledged to secure such borrowings. The pledge of the MSRs and the related security interest are subject to a separate acknowledgement agreement by and among Barclays, PMC and Fannie Mae, pursuant to which both Barclays and PMC acknowledge and reaffirm that such security interest is subordinated to all rights, powers and prerogatives of Fannie Mae under its various agreements with PMC.

On a monthly basis, or upon PMC’s repayment of the borrowing, PMC is required to pay Barclays accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the monthly settlement date or the date of such repayment, as applicable. PMC is also required to pay Barclays a fee for the structuring of the Loan Agreement, as well as certain other administrative fees, costs and expenses in connection with Barclays’s management and ongoing administration of the Loan Agreement.

The Loan Agreement contains margin call provisions that require PMC, to the extent that the outstanding loan amount exceeds the collateral value of the MSRs at any time, to repay borrowings in the amount required to eliminate such excess. The Loan Agreement also requires PMC and the Company to make certain representations and warranties and to maintain various financial and other covenants customary for this type of transaction, including financial covenants that are identical to the financial covenants required to be maintained by PMC and the Company under the Repurchase Agreement.

In addition, the Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Loan Agreement and the liquidation by Barclays of the pledged MSRs then securing the borrowings.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of September 14, 2015, among Barclays Bank PLC, PennyMac Corp., PennyMac Loan Services, LLC and PennyMac Mortgage Investment Trust
10.2	Mortgage Loan Participation Purchase and Sale Agreement, dated as of September 14, 2015, among PennyMac Corp., PennyMac Loan Services, LLC and Barclays Bank PLC
10.3	Loan and Security Agreement, dated as of September 14, 2015, among PennyMac Corp., PennyMac Mortgage Investment Trust and Barclays Bank PLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: September 18, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of September 14, 2015, among Barclays Bank PLC, PennyMac Corp., PennyMac Loan Services, LLC and PennyMac Mortgage Investment Trust
10.2	Mortgage Loan Participation Purchase and Sale Agreement, dated as of September 14, 2015, among PennyMac Corp., PennyMac Loan Services, LLC and Barclays Bank PLC
10.3	Loan and Security Agreement, dated as of September 14, 2015, among PennyMac Corp., PennyMac Mortgage Investment Trust and Barclays Bank PLC